UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

Wyndham Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38432 (Commission File Number)	82-3356232 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of principal executive offices)	07054 (Zip Code)

Registrant’s telephone number, including area code: (973) 753-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2021, Wyndham Hotels & Resorts, Inc. (the “Company”) and Geoffrey A. Ballotti, the Company’s Chief Executive Officer, entered into an Amended & Restated Employment Agreement. The term of Mr. Ballotti’s original Employment Agreement, dated June 1, 2018, was scheduled to expire on May 31, 2021. The Amended & Restated Employment Agreement extends Mr. Ballotti’s term of employment with the Company for a period of three years to May 31, 2024, on substantially the same terms and conditions as set forth in the original Employment Agreement. In addition, on February 23, 2021, the Compensation Committee of the Board of Directors of the Company granted a one-time retention award to Mr. Ballotti (the “Award”) under the Company’s 2018 Equity and Incentive Plan (the “Plan”), along with other long term incentive awards granted under the Plan. The Award was granted in the form of time-based Restricted Stock Units covering 76,675 shares of underlying Common Stock. The Award is scheduled to cliff vest on February 27, 2024, and is otherwise subject to the terms and conditions set forth in the award agreement with respect to the Award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

Date: February 25, 2021	By:	/s/ Paul F. Cash
Paul F. Cash General Counsel & Corporate Secretary